As Filed With the Securities and Exchange Commission on June 8, 2007
                                                     Registration No. 333-______
================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             Registration Statement
                        Under the Securities Act of 1933

                             Yellow Hill Energy Inc.
                 (Name of Small Business Issuer in Its Charter)

           NEVADA                                 1000                             20-8642477
(State or Other Jurisdiction of        (Primary Standard Industrial             (I.R.S. Employer
Incorporation or Organization)          Classification Code Number)            Identification No.)

         350-409 Granville Street
          Vancouver, BC  V6C 1T2            (604) 696-2711        (604) 683-2506
(Address of principal Executive Offices)  (Telephone Number)       (Fax Number)

           Karen Batcher
        4252 Bonita Road #151
          Bonita, CA  91902                 (619) 475-7882        (619) 789-6262
(Name and Address of Agent for Service)   (Telephone Number)       (Fax Number)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each                          Proposed       Proposed
  Class of                             Maximum         Maximum
 Securities                            Offering       Aggregate       Amount of
   to be           Amount to be       Price Per       Offering      Registration
 Registered         Registered         Share (2)      Price (3)        Fee (1)
--------------------------------------------------------------------------------
Common Stock        15,000,000          $0.003        $45,000           $1.38
================================================================================
(1)  Registration Fee has been paid via Fedwire.
(2) This is the initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common stock was valued at $0.001 per share.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                   PROSPECTUS

                             YELLOW HILL ENERGY INC.
              15,000,000 SHARES OF COMMON STOCK AT $.003 PER SHARE

This is the initial offering of common stock of Yellow Hill Energy Inc. and no public market currently exists for the securities being offered. Yellow Hill Energy Inc. is offering for sale a total of 15,000,000 of common stock at a price of $0.003 per share. The offering is being conducted on a self-underwritten, best effort, all-or-none basis, which means our officers and directors will attempt to sell the shares. We intend to open a standard, non-interest bearing, bank checking account to be used only for the deposit of funds received from the sale of the shares in this offering. If all the shares are not sold and the total offering amount is not deposited by the expiration date of the offering, the funds will be promptly returned to the investors (within 3 business days), without interest or deduction. However, since the funds will not be placed into an escrow, trust or other similar account, there can be no guarantee that any third party creditor who may obtain a judgment or lien against us would not satisfy the judgment or lien by executing on the bank account where the offering proceeds are being held, resulting in a loss of any investment you make in our securities. The shares will be offered at a price of $.003 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days. The offering will end on _______, 200_ (date to be inserted in a subsequent amendment).

Yellow Hill Energy Inc. is an exploration stage company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent auditor has issued an audit opinion for Yellow Hill Energy Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS, PARTICULARLY, THE RISK FACTORS SECTION BEGINNING ON PAGE 4.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is truthful, accurate, current or complete. Any representation to the contrary is a criminal offense.

                    Offering          Total
                     Price          Amount of       Underwriting       Proceeds
                   Per Share        Offering        Commissions         To Us
                   ---------        --------        -----------         -----
Common Stock         $.003           $45,000            $0             $45,000

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

                 Subject to Completion, Dated __________, 200__

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

SUMMARY OF PROSPECTUS                                                       3
     General Information about Our Company                                  3
     The Offering                                                           3
RISK FACTORS                                                                4
     Risks Associated with our Business                                     4
     Risks Associated with our Common Stock                                 8
FORWARD LOOKING STATEMENTS                                                 11
USE OF PROCEEDS                                                            12
DETERMINATION OF OFFERING PRICE                                            12
DILUTION                                                                   13
PLAN OF DISTRIBUTION                                                       14
     Offering will be Sold by Our Officers and Directors                   14
     Terms of the Offering                                                 15
     Deposit of Offering Proceeds                                          15
     Procedures for and Requirements for Subscribing                       15
LEGAL PROCEEDINGS                                                          15
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS               15
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT             17
DESCRIPTION OF SECURITIES                                                  18
INTEREST OF NAMED EXPERTS AND COUNSEL                                      18
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES                                                 19
ORGANIZATION WITHIN LAST FIVE YEARS                                        19
DESCRIPTION OF OUR BUSINESS                                                19
     Terms of Reference                                                    20
     General Information                                                   20
     Competition                                                           26
     Compliance with Government Regulation                                 27
     Patents and Trademarks                                                27
     Need for Any government Approval of Principal Products                27
     Research and Development Costs                                        27
     Number of Employees                                                   27
     Reports to Security Holders                                           28
PLAN OF OPERATION                                                          28
DESCRIPTION OF PROPERTY                                                    33
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                             33
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                   33
EXECUTIVE COMPENSATION                                                     36
FINANCIAL STATEMENTS                                                       37
CHANGES IN & DISAGREEMENTS WITH ACCOUNTANTS                                37

                                     SUMMARY

GENERAL INFORMATION

You should read the following summary together with the more detailed business information and the financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we", "us", "our", "Yellow Hill", and "Yellow Hill Energy" are to Yellow Hill Energy Inc.

Yellow Hill Energy Inc. (the "Company") was incorporated in the State of Nevada on March 14, 2007 to engage in the acquisition, exploration and development of natural resource properties. We intend to use the net proceeds from this offering to develop our business operations. (See "Business of the Company" and "Use of Proceeds".) We are an exploration stage company with no revenues and a limited operating history. The principal executive offices are located at 350-409 Granville Street, Vancouver, BC V6C 1T2. The telephone number is (604) 696-2711.

We received our initial funding of $15,000 through the sale of common stock to the officers and directors of the company who purchased 15,000,000 shares of our common stock at $0.001 per share on April 27, 2007. From inception until the date of this filing we have had limited operating activities. Our financial statements from inception through the year ended April 30, 2007 report no revenues and a net loss of $15,890. Our independent auditor has issued an audit opinion for Yellow Hill Energy which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Our mineral claims have been staked and we have engaged the services of a professional geologist to prepare a geological report. We have not yet commenced any exploration activities on the claim. Our property, know as the Bond Uranium Prospect, is without known reserves and there is the possibility that it does not contain any reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a uranium deposit we will be required to expend substantial funds to bring our claim to production.

There is no current public market for our securities. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

THE OFFERING

Securities Being Offered      15,000,000 shares of common stock.

Price per Unit                $0.003

Offering Period               The shares are offered for a period not to exceed
                              180 days, unless extended by our board of directors for an additional 90 days.

Net Proceeds                  $45,000

Securities Issued
and Outstanding               15,000,000 shares of common stock were issued and
                              outstanding as of the date of this prospectus.

Registration costs            We estimate our total offering registration costs
                              to be $7,000.

                                  RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A NUMBER OF SIGNIFICANT RISKS. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING KNOWN RISKS AND UNCERTAINTIES IN ADDITION TO OTHER INFORMATION IN THIS PROSPECTUS IN EVALUATING OUR COMPANY AND ITS BUSINESS BEFORE PURCHASING SHARES OF OUR COMPANY'S COMMON STOCK. OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED DUE TO ANY OF THE FOLLOWING KNOWN RISKS. THE RISKS DESCRIBED BELOW ARE NOT THE ONLY ONES FACING OUR COMPANY. ADDITIONAL RISKS NOT PRESENTLY KNOWN TO US MAY ALSO IMPAIR OUR BUSINESS OPERATIONS. YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT DUE TO ANY OF THESE RISKS.

ESTIMATES OF MINERALIZED MATERIAL ARE FORWARD-LOOKING STATEMENTS INHERENTLY SUBJECT TO ERROR. ALTHOUGH RESOURCE ESTIMATES REQUIRE A HIGH DEGREE OF ASSURANCE IN THE UNDERLYING DATA WHEN THE ESTIMATES ARE MADE, UNFORESEEN EVENTS AND UNCONTROLLABLE FACTORS CAN HAVE SIGNIFICANT ADVERSE OR POSITIVE IMPACTS ON THE ESTIMATES. ACTUAL RESULTS WILL INHERENTLY DIFFER FROM ESTIMATES. THE UNFORESEEN EVENTS AND UNCONTROLLABLE FACTORS INCLUDE: GEOLOGIC UNCERTAINTIES INCLUDING INHERENT SAMPLE VARIABILITY, METAL PRICE FLUCTUATIONS, VARIATIONS IN MINING AND PROCESSING PARAMETERS, AND ADVERSE CHANGES IN ENVIRONMENTAL OR MINING LAWS AND REGULATIONS. THE TIMING AND EFFECTS OF VARIANCES FROM ESTIMATED VALUES CANNOT BE ACCURATELY PREDICTED.

RISKS ASSOCIATED WITH OUR BUSINESS

WE HAVE NOT IDENTIFIED ANY MINERAL RESERVES OR RESOURCES AND DUE TO THE SPECULATIVE NATURE OF MINERAL PROPERTY EXPLORATION, THERE IS SUBSTANTIAL RISK THAT NO COMMERCIALLY EXPLOITABLE MINERALS WILL BE FOUND AND OUR BUSINESS WILL FAIL.

Exploration for minerals is a speculative venture involving substantial risk. We cannot provide investors with any assurance that our claims and properties contain commercially exploitable reserves. The exploration work that we intend to conduct on our claims or properties may not result in the discovery of commercial quantities of uranium. Problems such as unusual and unexpected rock formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan and you would lose your entire investment in this offering.

WE ARE A MINERAL EXPLORATION COMPANY WITH A LIMITED OPERATING HISTORY AND EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We are a mineral exploration company. We have never earned any revenues and we have never been profitable. Prior to completing exploration on our claims, we may incur increased operating expenses without realizing any revenues from those claims. There are numerous difficulties normally encountered by mineral exploration companies, and these companies experience a high rate of failure. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates. We have no history upon which to base any assumption as to the likelihood that our business will prove successful, and we can provide no assurance to investors that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will likely fail and you will lose your entire investment in us and our shares.

BECAUSE OUR OFFICERS AND DIRECTORS ARE INVOLVED OR AFFILIATED WITH OTHER RESOURCE EXPLORATION COMPANIES, THEY MAY HAVE CONFLICTS OF INTEREST WITH US.

Each of our current officers and directors is involved or affiliated with one or more other resource exploration companies. Since October 2006 Mr. Lindsay has been the President & CEO of Magnum Uranium Corp., a publicly-traded company involved in the exploration and development of uranium projects. From April 2006 Mr. Mitchell has been an officer and director of Mattmar Minerals Inc., a publicly-traded Nevada exploration corporation. As a result of these relationships, they may have or may develop conflicts of interest with us.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS PLAN WILL FAIL.

Our current operating funds are estimated to be sufficient to complete our business plan through August of 2007. However, we will need to obtain financing in order to complete our business plan. As of April 30, 2007, we had cash on hand of $5,760, We will require additional financing in order to complete these plans, as well as to proceed with any Phase 2 activities (to the extent any are warranted).

OUR AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The accompanying financial statements have been prepared assuming that we will continue as a going concern. As discussed in Note 1 to the financial statements, we were incorporated on March 14, 2007, and we do not have a history of earnings. As a result, our auditors have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

OUR FAILURE TO MAKE REQUIRED ANNUAL CLAIM MAINTENANCE EPAYMENTS COULD CAUSE US TO LOSE TITLE TO OUR CLAIMS AND INTERESTS.

In order to maintain the title to the claim, claim owners are required to make an annual payment to the Bureau of Land Management for each claim. Failure to make these payments on a timely basis could result in the loss of title to the claims.

OUR BUSINESS COULD BE HARMED IF WE LOSE THE SERVICES OF OUR KEY PERSONNEL.

Our business and mineral exploration programs depend upon our ability to employ the services of geologists, accountants and other experts. At this time, our business is managed primarily by two officers. In operating our business and in order to continue our programs, we compete for the services of professionals with other mineral exploration companies and other businesses. Our ability to maintain and expand our business and continue our exploration programs may be impaired if we are unable to continue to employ or engage those parties currently providing services and expertise to us or identify and engage other qualified personnel to do so in their place.

BECAUSE OUR OFFICERS HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATION, CAUSING OUR BUSINESS TO FAIL.

Currently, all of our officers are involved with other mineral exploration companies. Therefore, none of our officers is able to devote substantially all of his business time and effort to us. Our officers presently possess adequate time to attend to our interests. In the future, our management will use their best efforts to devote sufficient time to the management of our business and affairs and, provided additional staff may be retained on acceptable terms, to engage additional officers and other staff should additional personnel be required. However, it is possible that our demands on our management's time could increase to such an extent that they come to exceed our management's available time, or that additional qualified personnel cannot be located and retained on commercially reasonable terms. This could negatively impact our business development.

BECAUSE OF THE SPECULATIVE NATURE OF MINERAL PROPERTY EXPLORATION, THERE IS SUBSTANTIAL RISK THAT NO COMMERCIALLY EXPLOITABLE MINERALS WILL BE FOUND AND OUR BUSINESS WILL FAIL.

Exploration for minerals is a speculative venture involving substantial risk. We cannot provide investors with any assurance that our claims and properties contain commercially exploitable reserves. The exploration work that we intend to conduct on our claims or properties may not result in the discovery of commercial quantities of uranium. Problems such as unusual and unexpected rock formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan and you would lose your entire investment in this offering.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot, or may elect not, to insure. We currently have no such insurance, but our management intends to periodically review the availability of commercially reasonable insurance coverage. If a hazard were to occur, the costs of rectifying the hazard may exceed our asset value and cause us to liquidate all our assets, resulting in the loss of your entire investment in this offering.

IF WE CONFIRM COMMERCIAL CONCENTRATIONS OF URANIUM OR OTHER MINERALS ON OUR CLAIMS AND INTERESTS, WE CAN PROVIDE NO ASSURANCE THAT WE WILL BE ABLE TO SUCCESSFULLY BRING THOSE CLAIMS OR INTERESTS INTO COMMERCIAL PRODUCTION.

If our exploration programs are successful in confirming deposits of commercial tonnage and grade, we will require additional funds in order to place the claims and interests into commercial production. This may occur for a number of reasons, including because of regulatory or permitting difficulties, because we are unable to obtain any adequate funds or because we cannot obtain such funds on terms that we consider economically feasible. In any such event, you may lose your entire investment in this offering.

BECAUSE ACCESS TO MOST OF OUR PROPERTIES IS OFTEN RESTRICTED BY INCLEMENT WEATHER, OUR EXPLORATION PROGRAMS ARE LIKELY TO EXPERIENCE DELAYS.

Access to our claims may be restricted due to their remote locations and because of weather conditions. Locally, cliff areas are rugged and precipitous, with overall property elevations ranging from 1,650 feet on the eastern edge of the claim block to over 3,200 feet on its western edge. Snow cover masks part of the area in the winter. As a result, any attempts to visit, test, or explore the property are generally limited to those periods when weather permits such activities. These limitations can result in significant delays in exploration efforts, as well as mining and production efforts in the event that commercial amounts of minerals are found. This could cause our business to fail and the loss of your entire investment in this offering.

AS WE UNDERTAKE EXPLORATION OF OUR CLAIMS AND INTERESTS, WE WILL BE SUBJECT TO COMPLIANCE OF GOVERNMENT REGULATION THAT MAY INCREASE THE ANTICIPATED TIME AND COST OF OUR EXPLORATION PROGRAM.

There are several governmental regulations that materially restrict the exploration of minerals. We will be subject to the mining laws and regulations in force in the jurisdictions where our claim is located, and these laws and regulations may change over time. In order to comply with these regulations, we may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to land. While our planned budget for exploration programs includes a contingency for regulatory compliance, there is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our exploration program, or that the budgeted amounts are inadequate.

DUE TO EXTERNAL MARKET FACTORS IN THE MINING BUSINESS, WE MAY NOT BE ABLE TO MARKET ANY MINERALS THAT MAY BE FOUND.

The mining industry, in general, is intensely competitive. Even if commercial quantities of minerals are discovered, we can provide no assurance to investors that a ready market will exist for the sale of these minerals. Numerous factors beyond our control may affect the marketability of any substances discovered. These factors include market fluctuations, the proximity and capacity of markets and processing equipment, and government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, mineral importing and exporting and environmental protection. The exact effect of these factors cannot be accurately predicted, but any combination of these factors may result in our not receiving an adequate return on invested capital and you may lose your entire investment in our securities.

OUR PERFORMANCE MAY BE SUBJECT TO FLUCTUATIONS IN MARKET PRICES OF URANIUM AND OTHER MINERALS.

The profitability of a mineral exploration project could be significantly affected by changes in the market price of the relevant minerals. Recently, the market price of uranium has increased due in large measure to projections as to the number of new nuclear energy plants that will be constructed in China, the United States, India and other jurisdictions. A number of other factors affect the market prices for other minerals. The aggregate effect of the factors affecting the prices of various minerals is impossible to predict with accuracy. Fluctuations in mineral prices may adversely affect the value of any mineral discoveries made on the properties with which we are involved, which may in turn affect the market price and liquidity of our common stock and our ability to pursue and implement our business plan.

RISKS ASSOCIATED WITH OUR COMMON STOCK

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock". For the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions, constitutes a "penny stock". For any transaction involving a penny stock, unless exempt, the rules require:

     a. that a broker or dealer approve a person's account for transactions in penny stocks; and
     b. the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions involving penny stocks, the broker or dealer must:

     a. obtain financial information and investment experience objectives of the person; and
     b. make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form:

     a. sets forth the basis on which the broker or dealer made the suitability determination; and
     b. that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and depress the market value of our stock. For further information regarding the SEC's "penny stock" rules, please see the discussion on page 35.

There are additional risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officers and directors, who will receive no commissions. They will offer the shares to friends, relatives, acquaintances and business associates, however; there is no guarantee that they will be able to sell any of the shares. Unless they are successful in selling all of the shares and we receive all of the proceeds from this offering, we may have to seek alternative financing to implement our business plans.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Yellow Hill Energy, or anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

Our existing stockholders acquired their shares at a cost of $.001 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Upon completion of this offering the net tangible book value of the shares held by our existing stockholders (15,000,000 shares) will be increased by $.002 per share without any additional investment on their part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.003 per Share) of $.002 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.001 per share, reflecting an immediate reduction in the $.003 price per share they paid for their shares.

WE WILL BE HOLDING ALL THE PROCEEDS FROM THE OFFERING IN A STANDARD BANK CHECKING ACCOUNT UNTIL ALL SHARES ARE SOLD. BECAUSE THE SHARES ARE NOT HELD IN AN ESCROW OR TRUST ACCOUNT THERE IS A RISK YOUR MONEY WILL NOT BE RETURNED IF ALL THE SHARES ARE NOT SOLD.

All funds received from the sale of shares in this offering will be deposited into a standard bank checking account until all shares are sold and the offering is closed, at which time, the proceeds will be transferred to our business operating account. In the event all shares are not sold we have committed to promptly return all funds to the original purchasers, within 3 business days. However since the funds will not be placed into an escrow, trust or other similar account, there can be no guarantee that any third party creditor who may obtain a judgment or lien against us would not satisfy the judgment or lien by executing on the bank account where the offering proceeds are being held, resulting in a loss of any investment you make in our securities.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the payment of the estimated $7,000 cost of this registration statement to be paid from existing cash on hand. If we experience a shortage of funds our directors have agreed to advance the funds for the registration costs. We plan to contact a market maker immediately following the effectiveness of our Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

MR. LINDSAY AND MR. MITCHELL, THE DIRECTORS AND OFFICERS OF THE COMPANY, BENEFICIALLY OWN 100% OF THE OUTSTANDING SHARES OF OUR COMMON STOCK. AFTER THE COMPLETION OF THIS OFFERING THEY WILL OWN 50% OF THE OUTSTANDING SHARES. IF THEY CHOOSE TO SELL THEIR SHARES IN THE FUTURE, IT MIGHT HAVE AN ADVERSE EFFECT ON THE PRICE OF OUR STOCK.

Due to the controlling amount of Mr. Lindsay's and Mr. Mitchell's share ownership in our company, if they chooses to sell their shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution of the value of their stock. If they do sell any of their common stock, they will be subject to Rule 144 under the 1933 Securities Act. Rule 144 restricts the ability of a director or officer to sell shares by limiting the sales of securities during any three-month period to the greater of: (1) 1% of the outstanding common stock of the issuer; or (2) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

MR. LINDSAY AND MR. MITCHELL WILL CONTROL AND MAKE CORPORATE DECISIONS THAT MAY DIFFER FROM THOSE THAT MIGHT BE MADE BY THE OTHER SHAREHOLDERS.

Due to the controlling amount of their share ownership in our company our directors and officers will have a significant influence in determining the outcome of all corporate transactions, including the power to prevent or cause a change in control. Their interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

WE DO NOT ANTICIPATE PAYING DIVIDENDS ON OUR COMMON STOCK, WHICH LIMITS THE WAY IN WHICH YOU MAY REALIZE ANY RETURNS ON YOUR INVESTMENT.

We do not anticipate paying any cash dividends on our common stock at this time. Therefore, holders of our common stock will likely not receive a dividend return on their investment and there is a significant likelihood that holders of our common stock will not realize any value through the receipt of cash dividends.

                           FORWARD-LOOKING STATEMENTS

We use words like "expects," "believes," "intends," "anticipates," "plans," "targets," "projects" or "estimates" in this prospectus. When used, these words and other, similar words and phrases or statements that an event, action or result "will," "may," "could," or "should" occur, be taken or be achieved, identify "forward-looking" statements.

Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined under the sections titled "Risk Factors" beginning at page 3 of this prospectus, "Description of the Business" beginning at page 21 of this prospectus and "Plan of Operations" beginning at page 30 of this prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected.

These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include, among other things, those matters discussed under the caption "Risk Factors".
Although we believe that these statements are based upon reasonable assumptions, we can give no assurance that our goals will be achieved. Given these uncertainties, prospective investors are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are made as of the date of this report. We assume no obligation to update or revise them or provide reasons why actual results may differ.

                                 USE OF PROCEEDS

Assuming sale of all of the shares offered herein, of which there is no assurance, the net proceeds from this Offering will be $45,000. The proceeds are expected to be disbursed, in the priority set forth below, during the first twelve (12) months after the successful completion of the Offering:

     Total Proceeds to the Company              $45,000

     Phase I Exploration Program                 15,000
     Administration and Office Expense            5,000
     Legal and Accounting                        10,000
     Working Capital                             15,000
                                                -------

     Total Use of Net Proceeds                  $45,000
                                                =======

We will establish a separate bank account and all proceeds will be deposited into that account until the total amount of the offering is received and all shares are sold, at which time the funds will be released to us for use in our operations. In the event we do not sell all of the shares before the expiration date of the offering, all funds will be returned promptly to the subscribers, without interest or deduction. If necessary, our directors have verbally agreed to loan the company funds to complete the registration process but we will require full funding to implement our complete business plan.

                         DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

                                    DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

As of April 30, 2006, the net tangible book value of our shares was -$890 or $Nil per share, based upon 15,000,000 shares outstanding.

Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of the shares and receipt of the total proceeds of $45,000, the net tangible book value of the 30,000,000 shares to be outstanding will be $44,110, or approximately $.001 per share. Accordingly, the net tangible book value of the shares held by our existing stockholders (15,000,000 shares) will be increased by $.002 per share without any additional investment on their part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.003 per share) of $.002 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.001 per share, reflecting an immediate reduction in the $.003 price per share they paid for their shares.

After completion of the offering, the existing shareholders will own 50% of the total number of shares then outstanding, for which they will have made an investment of $15,000, or $.001 per share. Upon completion of the offering, the purchasers of the shares offered hereby will own 50% of the total number of shares then outstanding, for which they will have made a cash investment of $45,000, or $.003 per Share.

The following table illustrates the per share dilution to the new investors:

     Public Offering Price per Share                      $ .003
     Net Tangible Book Value Prior to this Offering       $  NIL
     Net Tangible Book Value After Offering               $ .001
     Immediate Dilution per Share to New Investors        $ .002

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per share paid by our existing stockholders and by new investors in this offering:

                                       Total
                         Price       Number of      Percent of    Consideration
                       Per Share    Shares Held      Ownership        Paid
                       ---------    -----------      ---------        ----
     Existing
     Stockholders        $ .001      15,000,000         50%          $15,000

     Investors in
     This Offering       $ .003      15,000,000         50%          $45,000

                              PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICERS AND DIRECTORS

This is a self-underwritten offering. This Prospectus is part of a prospectus that permits our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to them. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Our officers and directors will sell the shares and intend to offer them to friends, family members, acquaintances, and business associates. In offering the securities on our behalf, they will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Our officers and directors will not register as broker-dealers pursuant to
Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

     a. Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,
     b. Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
     c. Our officers and directors are not, nor will they be at the time of participation in the offering, an associated person of a broker-dealer; and
     d. Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily performs, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or
          (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $.003 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period of 180 days (the "Expiration Date"), unless extended by our Board of Directors for an additional 90 days.

DEPOSIT OF OFFERING PROCEEDS

This is a "best efforts", "all or none" offering and, as such, we will not be able to spend any of the proceeds unless all the shares are sold and all proceeds are received. We intend to hold all funds collected from subscriptions in a separate bank account until the total amount of $45,000 has been received. At that time, the funds will be transferred to our business account for use in the implementation of our business plan. In the event the offering is not sold out prior to the Expiration Date, all money will be promptly returned to the investors, without interest or deduction. We determined the use of the standard bank account was the most efficient use of our current limited funds. Please see the risk factor section to read the related risk to you as a purchaser of any shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or bank draft to us. Subscriptions, once received by the company, are irrevocable. All checks for subscriptions should be made payable to Yellow Hill Energy Inc.

                                LEGAL PROCEEDINGS

Yellow Hill Energy Inc. is not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The directors and officers of Yellow Hill Energy Inc., whose one year terms will expire on 04/30/08, or at such a time as their successor(s) shall be elected and qualified is as follows:

Name & Address               Age   Position    Date First Elected  Term Expires
--------------               ---   --------    ------------------  ------------
Craig Lindsay                41    President,        3/15/07          4/30/08
#350-409 Granville St.             CEO, CFO
Vancouver, BC                      Director
Canada V6C 1T2

Sean Mitchell                40    Secretary,        3/15/07          4/30/08
2986 W. 30th Avenue                Treasurer,
Vancouver, BC                      Director
Canada V6L 1Z4

The foregoing persons are promoters of Yellow Hill Energy, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

Mr. Lindsay currently devotes 10 hours per week to company matters. Mr. Mitchell currently devotes 10 hours per week to company matters. After receiving funding per our business plan both intend to devote as much time as the board of directors deems necessary to manage the affairs of the company.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

RESUMES

CRAIG LINDSAY has been our President, CEO, CFO and Director since inception. He has 18 years experience in corporate finance, investment banking and business development in both North America and Asia. Since October 2006 he has been the President & CEO of Magnum Uranium Corp., a publicly-traded company involved in the exploration and development of uranium projects. From August 2001 to

September 2006, he was a Vice President in the Corporate Finance and Investment Banking Group at PricewaterhouseCoopers LLP. From October 1995 to January 2001 he was a Partner with The Pacific Rim Group, a merchant banking and financial advisory firm headquartered in Hong Kong. Mr. Lindsay has a Bachelor of Commerce from the University of British Columbia (1989), a Masters of Business Administration from Dalhousie University (1993) and is a Chartered Financial Analyst.

SEAN MITCHELL has been our Secretary and Director since inception. Since graduating from the University of British Columbia in 1989 with a Bachelor of Commerce Degree (Finance Major), Sean has developed extensive experience in a diverse range of business developments, including commercial real estate salesman for Royal Lepage Commercial Inc. from January 1995 to December 1996. Royal Lepage Commercial Inc. was a real estate brokerage firm with offices across Canada and a focus on commercial real estate sales and leasing. From March 1997 to December 1999 he was an Associate with The Pacific Rim Group, a merchant banking and financial advisory firm headquartered in Hong Kong. From November 2001 to July 2003, he worked for Leone International Marketing Inc., with a focus on their A-Wear clothing collection. Responsibilities included working with clothing factories, merchandising personnel, assisting with logistics (shipping, receiving and accounts payable), assisting merchandise buyers and assisting marketing executives. From May 2002 to October 2006 Sean was an officer of FII International Inc., a publicly-traded Nevada corporation, that provides online fashion services. From April 2006 Sean has been an officer and director of Mattmar Minerals Inc., a publicly-traded Nevada exploration corporation.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information on the ownership of Yellow Hill Energy voting securities by officers, directors and major shareholders as well as those who own beneficially more than five percent of our common stock as of the date of this prospectus:

                                No. of        No. of
                                Shares        Shares     Percentage of Ownership
Name and Address                Before        After         Before       After
Beneficial Owner (1)           Offering      Offering      Offering    Offering
----------------               --------      --------      --------    --------
Craig Lindsay                 7,500,000      7,500,000        50%         25%
Sean Mitchell                 7,500,000      7,500,000        50%         25%

All Officers and
 Directors as a Group (2)    15,000,000     15,000,000       100%         50%

----------
(1) The persons named above may be deemed to be a "parent" and "promoter" of the Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of their direct holdings in the Company.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, par value $.001. The holders of common stock currently (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this Offering, when issued, will be fully paid for and non-assessable. Please refer to the Company's Articles of Incorporation, By-Laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

NON-CUMULATIVE VOTING

The holders of shares of common stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors. After this Offering is completed, the present stockholders will own 50% of the outstanding shares. (See "Principal Stockholders".)

CASH DIVIDENDS

As of the date of this prospectus, the Company has not declared or paid any cash dividends to stockholders. The declaration or payment of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings, if any, capital requirements and financial position of the Company, general economic conditions, and other pertinent factors. It is the present intention of the Company not to declare or pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in the Company's business operations.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our financial statements for the period from inception to the year ended April 30, 2007, included in this prospectus, have been audited by Moore & Associates, Certified Public Accountants. We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

The Law Office of Batcher, Zarcone & Baker, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

John R. Carden, Ph.D., P. Geo., has provided us with the geology report contained herein.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                     ORGANIZATION WITHIN THE LAST FIVE YEARS

Yellow Hill Energy Inc. was incorporated in Nevada on March 14, 2007 to engage in the business of acquisition, exploration and development of natural resource properties. At that time Craig Lindsay and Sean Mitchell were named Directors of the company. Craig Lindsay was named as CEO, CFO and President and Sean Mitchell was named Secretary and Treasurer. At that time the Board of Directors voted to seek capital and begin development of our business plan. We received our initial funding of $15,000 through the sale of common stock to Mr. Lindsay and Mr. Mitchell who each purchased 7,500,000 shares of our Common Stock at $0.001 per share.

                             DESCRIPTION OF BUSINESS

We are an exploration stage company with no revenues and a limited operating history. Our independent auditor has issued an audit opinion for Yellow Hill Energy which includes a statement expressing substantial doubt as to our ability to continue as a going concern. The source of information contained in this discussion is our geology report that has been included as Exhibit 99.2 to this prospectus.

There is the likelihood of our mineral claim containing little or no economic mineralization. The Bond Uranium Prospect lies on the east side of Bisbee Mountain on the eastern flank of the Kettle dome, approximately 5 miles northwest of Kettle Falls, Washington. The property position comprises 22 federal lode mining claims (440 acres), which are in good standing through August 31, 2007. There is the possibility that the claim does not contain any reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve.

TERMS OF REFERENCE:

     1.   ANATEXIS: Partial melting of a pre-existing rock.
     2.   APATITE: A hexagonal calcium phosphate mineral Ca5(PO4,CO3)3(F,OH,Cl).
     3.   BFEC: Bendix Field Engineering Corporation.
     4. BLASTOPORPHYRITIC: A relict texture in a metamorphic rock in which traces of an original porphyritic texture remains.
     5. CATACLASTIC: The texture of a rock containing a tectonic breccia, containing angular fragments that have been produced by the crushing and fracturing of pre-existing rocks as a result of mechanical forces in the crust.
     6. MYLONITE: A rock produced by extreme granulation and shearing of rocks that have been pulverized and rolled during overthrusting or intense dynamic metamorphism.
     7.   NURE: National Uranium Resource Evaluation Program.
     8. PHOSPHATIC: A sedimentary rock containing an abundance of phosphate minerals such as apatite.
     9. PROTOLITH: An unmetamorphosed rock from which a given metamorphic rock was formed by metamorphism.
     10. PROTOMYLONITE: A coherent crush breccia whose characteristically lenticular, megascopic particles faintly retain primary structures. This is lower-grade in deformation intensity than a mylonite.
     11.  USDOE: U.S. Department of Energy.

GENERAL INFORMATION

The 22 Bond Uranium Prospect federal lode mining claims are assigned U.S. Bureau of Land Management ORMC nos. 161450 through 161471 in the name of Yellow Hill Energy, Inc. The dates of location were April 17-18, 2007. They were filed with Ferry County on April 19, 2007. The date of record with the Bureau of Land Management is May 14, 2007, and the claims are in good standing through August

31, 2007 when next year's holding fees are due and payable to BLM. The property position comprises 440 acres, which are located in Ferry County, Washington, USA.

The Bond Uranium Prospect claim block lies along the northeast-facing lower slopes of Bisbee Mountain on the eastern flank of the Kettle dome, approximately 5 miles northwest of Kettle Falls, Washington. The prevailing terrain in the general area of the Bond prospect and surroundings is mostly cliff and bench topography, which is an expression of the gently easterly dipping mantling metamorphic core complex rocks hosting the property. Overall property elevations ranging from 1,650 feet on the eastern edge of the claim block to over 3,200 feet on its western edge.

Snow cover masks part of the area in the winter, with hot, dry conditions prevailing during summer months. Pine and fir forest cover exists with scattered undergrowth at higher elevations and is mixed with grass cover at lower elevations. Local wildlife in the area includes White-tailed Deer, American Black Bear, Rough-legged Hawk, Red-tailed hawk, Osprey and a host of small birds and mammals indigenous to the northern boreal forest of Washington State.

At the current time the property is without known reserves and the proposed program is exploratory in nature. We have not carried out any exploration work on the claim and have incurred no exploration costs. The future cost of exploration work on the property is disclosed in detail in the Plan of Operation section of this prospectus.

There is not a plant or any equipment currently located on the property.

A two-phase exploration program to evaluate the Bond Uranium Prospect claims and surrounding occurrences is considered appropriate and is recommended considering the property's favorability to discover additional uranium mineralization and larger target size. Accordingly, Phase I should consist of a comprehensive exploration program of the claim block, consisting of conventional prospecting/field work that includes geologic and structural mapping (including detailed structural analysis), rock-chip sampling, a ground-based scintillometer survey, and detailed geochemical work to better define the extent and boundaries of the phosphate-rich horizon that contains the associated uranium mineralization.

Provision should be made for a second phase of exploration contingent upon the Phase I findings. This work should consist of: 1) a detailed Fugro airborne radiometric and magnetometer survey looking for coherent uranyl-phosphatic horizons from the Bond Property to Boyd's Bench located 5 miles to the north, 2) follow-up staking and land acquisition of airborne radiometric anomalies, and 3) preliminary geologic/structural mapping and sampling of newly acquired ground. If a target (or targets) are further defined, then a diamond core drilling program would constitute a third phase.

An estimate of the time required to complete the field component of the Phase I project is 15 man-days due to the severity of terrain and possible weather delays. Phase II will require an estimated 20-30 man-days to complete (excluding staking).

An estimate of the cost of the proposed program is $15,000 for the initial phase of exploration work and $70,000 for a contingent second phase.

The discussions contained herein are management's estimates. Because we have not commenced our exploration program we cannot provide a more detailed discussion of our plans if we find a viable store of uranium on our property, as there is no guarantee that exploitable mineralization will be found nor the quantity and quality of uranium if found and the extraction process that will be required. We are also unable to assure you we will be able to raise the additional funding to proceed with any subsequent work on the claims if uranium is found in Phase 1.


           [PICTURE SHOWING GENERAL VIEW AND TOPOGRAPHY OF PROPERTY]



ACQUISITION OF THE CLAIM & RETENTION OF TITLE

The 22 Bond Uranium Prospect federal lode mining claims are assigned U.S. Bureau of Land Management ORMC nos. 161450 through 161471 in the name of Yellow Hill Energy, Inc. The dates of location were April 17-18, 2007. They were filed with Ferry County on April 19, 2007 as instrument numbers 268317 through 268338. The date of record with the Bureau of Land Management is May 14, 2007, and the claims are in good standing through August 31, 2007 when next year's holding fees are due and payable to BLM.

LOCATION, ACCESS, CLIMATE, LOCAL RESOURCES & INFRASTRUCTURE

Specific directions to the property are as follows: From Barney's Junction at the west end of the Kettle Falls bridge, go 0.6 mile north on U.S. Highway 395 and turn west onto Kifer Quarry Road. Proceed 1.0 mile, turn south onto a dirt road and go 0.1 mile, and turn west and go 0.2 mile to a gravel barrow pit. From this point, the Bond prospect workings are accessed by walking approximately 0.3 mi northwest of the gravel pit (follow the ridge containing the gravel pit northwest to the occurrence).

Locally, cliff areas are rugged and precipitous, with overall property elevations ranging from 1,650 feet on the eastern edge of the claim block to over 3,200 feet on its western edge. Snow cover masks part of the area in the winter, with hot, dry conditions prevailing during summer months.

Spokane, Washington, located approximately 80 miles from the Bond Uranium Prospect, is a fully-serviced community of approximately 191,000 people (estimated 2003). Amenities in Spokane, Washington and the surrounding area include police, hospitals, groceries, fuel, hardware and other necessary items. Drilling companies are present in the area and assay facilities are located in Spokane, Washington.


                       [MAP SHOWING GENERALIZED GEOLOGY]

PHYSIOGRAPHY

The prevailing terrain in the general area of the Bond prospect and surroundings is mostly cliff and bench topography, which is an expression of the gently easterly dipping mantling metamorphic core complex rocks hosting the property. Outcrops of the host metamorphic rocks are plentiful in cliff exposures, but are scattered on and along benches, which have developed parallel to the foliation/bedding of the metamorphic rocks and have been scoured by Pleistocene glacial action. Locally, cliff areas are rugged and precipitous, with overall property elevations ranging from 1,650 feet on the eastern edge of the claim block to over 3,200 feet on its western edge. Pine and fir forest cover exists with scattered understory at higher elevations and is mixed with grass cover at lower elevations.


                    [MAP SHOWING THE TOPOGRAPHY OF THE CLAIM]

HISTORY

The Bond Uranium Prospect is the largest known uranium occurrence in the Nancy Creek Uranium district. The prospect was discovered during the uranium boom of the 1950's, with the first mention of it contained in U.S. Atomic Energy Commission Preliminary Reconnaissance Report NW-23.

The occurrence was originally discovered and worked by Northwest Prospectors in the mid 1950's. It comprises a 25- by 25- by 6-foot main pit containing broken blocks and rubble of uraniferous protomylonite, numerous small shallow prospect pits and holes southeast of the main pit, and a 100- by 8- by 4-foot slusher trench extending from the east end of the pit down slope to a flat below the prospect. All of the workings and prospect pits are aligned along a N30(Degree)W trend within the anomalously radioactive horizon that forms the bench where the prospect exists.

During the late 1970's, the Bond Uranium Prospect was revisited and further evaluated as part of a larger study concerning the uranium potential of the Okanogan, Washington 2 Degree Quadrangle. This study was conducted by Bendix Field Engineering Corporation (BFEC) for the U.S. Department of Energy's (USDOE) National Uranium Resource Evaluation (NURE) Program. During this study, the Bond was identified by the results of a detailed helicopter-supported airborne radiometric survey of the area, which showed the prospect to be part of a much larger anomalously radioactive zone extending northwest and southeast along the trend of the prospect for over a mile in length. Follow-up field work, i.e., mapping, rock-chip sampling, hand-held scintillometer surveying, was conducted over part of the prospect by BFEC personnel to ground-truth the prospect for the USDOE.

Previous work completed in the area is helpful as it provides some indication as to the type, grades and location of possible prospects present in the area, though there is no guarantee the previous work will result in any exploitable uranium deposits on our claim.

REGIONAL GEOLOGY

The Bond Uranium Prospect lies on the eastern flank of the Kettle dome, one of three metamorphic core complexes known to exist in Washington State (Coney and Reynolds, 1980). The Kettle dome occupies the area roughly between lat 48(Degree) 25' and 49(Degree) 00' N. and long 118(Degree) 10' and 118(Degree) 30' W. (Fig. 1). The dome, composed of a synorogenic plutonic core and overlying mantling metamorphic rocks favorable to host uranium deposits, is one of 25 metamorphic core complexes that lie between southern Canada and northwestern Mexico (Davis and Coney, 1979). Specifically, the Kettle dome is in the southeastern part of the Omineca crystalline belt, a north-trending orogenic province in Washington State and British Columbia that contains the Shuswap (Monashee Group) metamorphic terrane.

PROPERTY GEOLOGY AND MINERALIZATION

The Bond Uranium Prospect occurs as workings developed within a gently northeast-dipping, northwest-striking felsic quartz-feldspar protomylonite horizon comprising a relatively flat bench on the lower part of the east flank of Bisbee Mountain. The protomylonite is coarse to very coarse-grained, quartz monzonite to quartz diorite in composition, and where exposed, occurs mostly as a tabular (probable sheetlike) body over 100-feet long and 3- to 5-feet thick. The body is nearly flat lying, mimicking the topography of the bench it composes, and is parallel to the foliation of the enclosing host rocks. Barlow
(1958) describes the uranium mineralization as being associated with pegmatite sills, however work by Bernardi and others (1982) shows a strong positive correlation between concentrations of uranium and the amount of apatite in the rock, suggesting a phosphorous-rich sedimentary horizon or protolith for the uranium mineralization.

Garnet- and apatite-rich bands, some biotite lenses and masses, and limonite stained areas in the protomylonite are sites of high radioactivity (3,500 cps to 10,000 cps). Radioactive minerals identified include uraninite as separate grains and as inclusions in apatite and garnet, beta-uranophane and meta-autunite secondaries, and elongate black crystals of allanite. Broken material and rubble in the main pit area averages 35 to 40 times normal background radioactivity.

COMPETITION

We do not compete directly with anyone for the exploration or removal of uranium from our property as we hold all interest and rights to the claim. Recently, the market price of uranium has increased due in large measure to projections as to the number of new nuclear energy plants that will be constructed in China, the United States, India and other jurisdictions. Therefore, we will likely be able to sell any uranium that we are able to recover.

We will be subject to competition and unforeseen limited sources of supplies in the industry in the event spot shortages arise for supplies and equipment that we may need to conduct phase 2 of the exploration. We have not yet attempted to locate or negotiate with any suppliers of products, equipment or services and will not do so until funds are received from this offering. If we are unsuccessful in securing the products, equipment and services we need we may have to suspend our exploration plans until we are able to do so.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

COMPLIANCE WITH GOVERNMENT REGULATION

Our exploration programs in Ferry County, State of Washington are subject to state and federal regulations regarding environmental considerations. All operations involving the exploration for the production of minerals are subject to existing laws and regulations relating to exploration procedures, safety precautions, employee health and safety, air quality standards, pollution of streams and fresh water sources, odor, noise, dust and other environmental protection controls adopted by federal, state and local governmental authorities as well as the rights of adjoining property owners. We may be required to prepare and present to federal, state or local authorities data pertaining to the effect or impact that any proposed exploration for or production of minerals may have upon the environment. All requirements imposed by any such authorities may be costly, time consuming and may delay commencement or continuation of exploration or production operations. Future legislation may significantly emphasize the protection of the environment, and, as a consequence, our activities may be more closely regulated to further the cause of environmental protection. Such legislation, as well as further interpretation of existing laws in the United States, may require substantial increases in equipment and operating costs and delays, interruptions, or a termination of operations, the extent of which cannot be predicted. Environmental problems known to exist at this time in the United States may not be in compliance with regulations that may come into existence in the future. This may have a substantial impact upon the capital expenditures required of us in order to deal with such problem and could substantially reduce earnings.

The regulatory bodies that directly regulate our activities are the Bureau of Land Management and the National Forest Service, among others.

PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any copyright, trademark or patent applications on an ongoing basis.

NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS

We are not required to apply for or have any government approval for our products or services.

RESEARCH AND DEVELOPMENT COSTS DURING THE LAST TWO YEARS

We have not expended funds for research and development costs since inception. We paid $5,000 for the geology report.

NUMBER OF EMPLOYEES

Our only employees are our officers, Craig Lindsay and Sean Mitchell. Mr. Lindsay currently devotes approximately 10 hours per week to company matters and Mr. Mitchell currently devotes 10 hours per week. After receiving funding both plans to devote as much time as the board of directors determines is necessary to manage the affairs of the company. There are no formal employment agreements between the company and our current employees.

REPORTS TO SECURITIES HOLDERS

We provide an annual report that includes audited financial information to our shareholders. We will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Exchange Act of 1934. We will become subject to disclosure filing requirements once our SB-2 registration statement becomes effective, including filing Form 10K-SB annually and Form 10Q-SB quarterly. In addition, we will file Form 8K and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event that our obligation to file such reports is suspended under the Exchange Act. The public may read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

                                PLAN OF OPERATION

Our current cash balance is $5,760. Until approximately August of 2007, we believe our cash balance is sufficient to fund our limited levels of operations. If we experience a shortage of funds prior to funding we may utilize funds from our directors who have informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees, however there is no formal commitment, arrangement or legal obligation for them to advance or loan funds to the company. In order to achieve our business plan goals, we will need the funding from this offering. We are an exploration stage company and have generated no revenue to date. We have sold $15,000 in equity securities to pay for our minimum level of operations.

Our auditor has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we begin removing and selling minerals. There is no assurance we will ever reach that point.

Our exploration target is to find exploitable minerals on our property. Our success depends on achieving that target. There is the likelihood of our mineral claim containing little or no economic mineralization. There is the possibility that the claim does not contain any reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a uranium deposit we will be required to expend substantial funds to bring our claim to production. We are unable to assure you we will be able to raise the additional funds necessary to implement any future exploration or extraction program even if uranium is found.

Our plan of operation for the twelve months following the date of this prospectus is to complete the first phase of a comprehensive exploration program of the claim block, consisting of conventional prospecting/field work that includes geologic and structural mapping (including detailed structural analysis), rock-chip sampling, a ground-based scintillometer survey, and detailed geochemical work to better define the extent and boundaries of the phosphate-rich horizon that contains the associated uranium mineralization.

In addition to the $15,000 we anticipate spending for Phase I of the exploration program as outlined below, we anticipate spending an additional $35,000 on professional fees, including fees payable in connection with the filing of our registration statement and complying with reporting obligations, and general administrative costs. Total expenditures over the next 12 months are therefore expected to be $50,000, which is the amount to be raised in this offering and our cash on hand. We will require the funds from this offering to proceed.

Provision for a second phase of exploration is contingent upon the Phase I findings. This work would consist of: 1) a detailed Fugro airborne radiometric and magnetometer survey looking for coherent uranyl-phosphatic horizons from the Bond Property to Boyd's Bench located 5 miles to the north, 2) follow-up staking and land acquisition of airborne radiometric anomalies, and 3) preliminary geologic/structural mapping and sampling of newly acquired ground. If a target (or targets) are further defined, then a diamond core drilling program would constitute a third phase.

An estimate of the time required to complete the field component of the Phase I project is 15 man-days due to the severity of terrain and possible weather delays. Phase II will require an estimated 20-30 man-days to complete (excluding staking).

An estimate of the cost of the proposed program is $15,000 for the initial phase of exploration work and $70,000 for a contingent second phase as summarized below.

ESTIMATED COSTS

                                                                     Estimated Cost        Subtotal
                                                                     --------------        --------
                                 PHASE I                                 (US$)              (US$)

Geologic  mapping,  rock chip sampling & scintillometer
survey traverses (15 days @ $500/day)                                   $7,500
Geochemical analysis U + 31 element ICP, 100 samples @
$30/sample                                                              $3,000
Data evaluation, interpretation and report preparation (6 days)         $3,000
10% contingency allowance                                               $1,500             $15,000

                                 PHASE II

Fly detailed Fugro airborne magnetic/radiometric survey from
Bond to Boyd's Bench a distance of 8 km on 100 m spacing
(80 E-W lines) with lines to be 1.6 km long plus two 8 km tie
lines for a total of about 145 line km.                                 $50,000
Data  interpretation                                                    $10,000
Additional claims staking                                               $10,000            $70,000
                                                     GRAND TOTAL                           $85,000

If we are successful in raising the funds from this offering we plan to commence Phase 1 of the exploration program on the claim in Spring 2008 or as soon as weather in the area permits.

The above program costs are management's estimates based upon the recommendations of the professional geologist's report and the actual project costs may exceed our estimates. To date, we have not commenced exploration.

Subject to financing and the success of Phase 1, we anticipate commencing the second phase of our exploration program in summer 2008. We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for our planned exploration program. We will require additional funding to proceed with any subsequent work on the claim, we have no current plans on how to raise the additional funding. We cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work after the first phase of the exploration program.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us on which to base an evaluation of our performance. We are an exploration stage company and have not generated revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our property, and possible cost overruns due to increases in the cost of services.

To become profitable and competitive, we must conduct the exploration of our properties before we start into production of any minerals we may find. We are seeking funding from this offering to provide the capital required for the first phase of our exploration program. We believe that the funds from this offering will allow us to operate for one year.

We have no assurance that future financing will materialize. If that financing is not available to us for the second phase of our exploration program we may be unable to continue.

LIQUIDITY AND CAPITAL RESOURCES

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. If the first phase of our exploration program is successful in identifying mineral deposits we will attempt to raise the necessary funds to proceed with Phase 2. The sources of funding we may consider include a second public offering, a private placement of our securities or loans from our directors or others.

Mr. Lindsay and Mr. Mitchell, our directors, have agreed to advance funds as needed until the offering is completed or failed and has agreed to pay the cost of reclamation of the property should exploitable uranium not be found and we abandon the second phase of our exploration program. While they have agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

We received our initial funding of $15,000 through the sale of common stock to Mr. Lindsay and Mr. Mitchell, our officers and directors, who purchased 15,000,000 shares of our common stock (7,500,0000 shares each) at $0.001 per share on April 27, 2007. From inception until the date of this filing we have had limited operating activities. Our financial statements from inception (March 14, 2007) through the year ended April 30, 2007 report no revenues and a net loss of $15,890.

SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES - The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the reporting period. Actual results could differ from those estimates.

INCOME TAXES - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Management feels the Company will have a net operating loss carryover to be used for future years. The Company has recorded a valuation allowance for the full potential tax benefit of the operating loss carryovers due to the uncertainty regarding realization.

NET LOSS PER COMMON SHARE - The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share ("SFAS 128") and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under the provisions of SFAS 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is anti-dilutive. For the period from March 14, 2007 (Date of Inception) through April 30, 2007, the Company had no potentially dilutive securities.

STOCK-BASED COMPENSATION - The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

LONG-LIVED ASSETS - In accordance with Financial Accounting Standards Board ("FASB") SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

MINERAL PROPERTY COSTS - The Company has been in the exploration stage since its inception on March 14, 2007 and has not yet realized any revenues from its planned operations, being the acquisition and exploration of mining properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized when incurred using the guidance in EITF 04-02, "Whether Mineral Rights Are Tangible or Intangible Assets". The Company assesses the carrying costs for impairment under SFAS No. 144, "Accounting for Impairment or Disposal of Long Lived Assets" at each fiscal quarter end. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

NEW ACCOUNTING PRONOUNCEMENTS - In February 2006, the FASB issued Statement of Financial Accounting Standards No. 155, ACCOUNTING FOR CERTAIN HYBRID FINANCIAL INSTRUMENTS ("SFAS No. 155"), which amends Statement of Financial Accounting Standards No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES ("SFAS No. 133") and Statement of Financial Accounting Standards No. 140, ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENTS OF LIABILITIES ("SFAS No. 140"). SFAS No. 155 permits fair value measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or hybrid financial instruments containing embedded derivatives. We do not expect the adoption of SFAS 155 to have a material impact on the company's financial position, results of operations or cash flows.

In March 2006, the FASB issued Statement of Financial Accounting Standards No. 156, ACCOUNTING FOR SERVICING OF FINANCIAL ASSETS ("SFAS No. 156"), which amends FASB Statement No. 140 ("SFAS No. 140"). SFAS 156 may be adopted as early as January 1, 2006, for calendar year-end entities, provided that no interim financial statements have been issued. Those not choosing to early adopt are required to apply the provisions as of the beginning of the first fiscal year after September 15, 2006. The intention of the new statement is to simplify accounting for separately recognized servicing assets and liabilities, such as those common with mortgage securitization activities, as well as to simplify efforts to obtain hedge-like accounting. Specifically, FAS No. 156 permits a service using derivative financial instruments to report both the derivative financial instrument and related servicing asset or liability by using a consistent measurement attribute, or fair value. We do not expect the adoption of SFAS 155 to have a material impact on the Company's financial position, results of operations or cash flows.

                             DESCRIPTION OF PROPERTY

We currently utilize office space provided at no cost to Yellow Hill Energy Inc. by Craig Lindsay, our president. The premises are located at #350-409 Granville Street, Vancouver, BC Canada V6C 1T2. We intend to use these facilities for the time being until we feel we have outgrown them. We currently have no investment policies as they pertain to real estate, real estate interests or real estate mortgages.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Lindsay and Mr. Mitchell will not be paid for any underwriting services that they perform on our behalf with respect to this offering. They will also not receive any interest on any funds that they may advance to us prior to the offering being closed. Any funds loaned will be repaid from the proceeds of the offering.

On April 27, 2007, a total of 15,000,000 shares of Common Stock were issued to Mr. Lindsay and Mr. Mitchell (7,500,000 each) in exchange for $15,000 US, or $.001 per share. All of such shares are "restricted" securities, as that term is defined by the Securities Act of 1933, as amended, and are held by the officers and directors of the Company. (See "Principal Stockholders".)

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

We plan to contact a market maker immediately following the effectiveness of our Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter
(OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Yellow Hill Energy, nor, anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

As of the date of this filing, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing. As of the date of this prospectus Yellow Hill Energy had two shareholders of record. We have paid no cash dividends and have no outstanding options.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

     - contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

     - contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

     - contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;

     - contains a toll-free telephone number for inquiries on disciplinary actions;

     - defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

     - contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

     -    the bid and offer quotations for the penny stock;

     - the compensation of the broker-dealer and its salesperson in the transaction;

     - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

     - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the shares, is aware that he is required to comply with the provisions of Regulation M, promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officer and director, sales agent, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

We will become subject to certain filing requirements and will furnish annual financial reports to our stockholders, certified by our independent accountant, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

                             EXECUTIVE COMPENSATION

Our current officer receives no compensation. The current Board of Directors is comprised of Mr. Lindsay and Mr. Mitchell.

                           Summary Compensation Table

                                                 Other
Name &                                           Annual      Restricted                           All Other
Principal                                       Compen-        Stock        Options      LTIP      Compen-
Position         Year    Salary($)   Bonus($)   sation($)     Awards($)     SARs(#)   Payouts($)  sation($)
--------         ----    ---------   --------   ---------     ---------     -------   ----------  ---------
Craig Lindsay    2007       -0-        -0-         -0-           -0-          -0-        -0-         -0-
President        2006       -0-        -0-         -0-           -0-          -0-        -0-         -0-

Sean Mitchell    2007       -0-        -0-         -0-           -0-          -0-        -0-         -0-
Secretary        2006       -0-        -0-         -0-           -0-          -0-        -0-         -0-

There are no current employment agreements between the company and its executive officers.

On April 27, 2006, a total of 15,000,000 shares of common stock were issued to Mr. Lindsay and Mr. Mitchell (7,500,000 each) in exchange for cash in the amount of $15,000 U.S., or $.001 per share.

The terms of these stock issuances were as fair to the company, in the opinion of the board of directors, as could have been made with an unaffiliated third party. In making this determination they relied upon the fact that the 15,000,000 shares were valued at par ($0.001) and purchased for $15,000 in cash.

Mr. Lindsay currently devotes approximately 10 hours per week to the affairs of the company and Mr. Mitchell currently devotes approximately 10 hours per week. They have agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

                              FINANCIAL STATEMENTS

The financial statements of Yellow Hill Energy Inc. for the year ended April 30, 2007, and related notes, included in this prospectus have been audited by Moore & Associates, Certified Public Accountants, of Las Vegas, NV and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

      CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON FINANCIAL DISCLOSURE

None.

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
    PCAOB REGISTERED

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Yellow Hill Energy Inc.
(An Exploration Stage Company)

We have audited the accompanying balance sheet of Yellow Hill Energy Inc. as of April 30, 2007, and the related statements of operations, stockholders' equity and cash flows from Inception March 14, 2007 through April 30, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Yellow Hill Energy Inc. as of April 30, 2007 and the results of its operations and its cash flows from Inception March 14, 2007 through April 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred a net loss of $15,890 and has established limited operations which raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Moore & Associates, Chartered
----------------------------------------
Moore & Associates Chartered
Las Vegas, Nevada
June 1, 2007


               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                       (702) 253-7499 Fax (702) 253-7501

                             YELLOW HILL ENERGY INC
                        (An Exploration Stage Enterprise)
                                  Balance Sheet
                           (Expressed in U.S. Dollars)

                                                                   Audited as of
                                                                  April 30, 2007
                                                                  --------------
                                   A S S E T S

Current Assets
  Cash                                                               $  5,760
                                                                     --------
      Total Current Assets                                              5,760
                                                                     --------

      Total  Assets                                                  $  5,760
                                                                     ========

                             L I A B I L I T I E S

Current Liabilities
  Accounts Payable and Accrued Liabilities                              6,650
                                                                     --------
      Total Current Liabilities                                         6,650
                                                                     --------

                      S T O C K H O L D E R S ' E Q U I T Y

Common Stock
  75,000,000 authorized shares, par value $0.001
  15,000,000 shares issued and outstanding                             15,000
Additional Paid-in-Capital                                                 --
Deficit accumulated during exploration stage                          (15,890)
                                                                     --------
      Total Stockholders' Equity                                         (890)
                                                                     --------

      Total Liabilities and Stockholders' Equity                     $  5,760
                                                                     ========

   The accompanying notes are an integral part of these financial statements.

                             YELLOW HILL ENERGY INC.
                        (An Exploration Stage Enterprise)
                             Statement of Operations
                           (Expressed in U.S. Dollars)

                                                                 Period from
                                                                March 14, 2007
                                                             (Date of inception)
                                                                  through
                                                               April 30, 2007
                                                               --------------

REVENUES:
  Revenues                                                        $      --
                                                                  ---------

      Total Revenues                                                     --

EXPENSES:
  Operating Expenses
    Impairment of mineral property                                    8,650
    Exploration                                                       5,000
    General and Adminstrative                                           740
    Professional Fees                                                 1,500
                                                                  ---------

      Total Expenses                                                 15,890
                                                                  ---------

      Net loss from Operations                                      (15,890)

PROVISION FOR INCOME TAXES:
  Income Tax Benefit                                                     --
                                                                  ---------

      Net Income (Loss) for the period                            $ (15,890)
                                                                  =========

Basic and Diluted Earnings Per Common Share                           (0.02)
                                                                  ---------

Weighted Average number of Common Shares
 used in per share calculations                                     957,446
                                                                  =========

   The accompanying notes are an integral part of these financial statements.

                             YELLOW HILL ENERGY INC
                        (An Exploration Stage Enterprise)
                        Statement of Stockholders' Equity
        For the period from March 14, 2007 (inception) to April 30, 2007
                           (Expressed in U.S. Dollars)

                                                               $0.001       Paid-In      Accumulated     Stockholders'
                                                Shares        Par Value     Capital        Deficit          Equity
                                                ------        ---------     -------        -------          ------
Balance, March 14, 2007 (Date of Inception)           --      $     --      $    --      $       --       $      --

Stock Issued for cash at $0.001 per share     15,000,000        15,000           --              --          15,000
 on April 28, 2007

Net Loss for the Period                               --            --           --         (15,890)        (15,890)
                                              ----------      --------      -------      ----------       ---------

Balance, April 30, 2007                       15,000,000      $ 15,000      $    --      $  (15,890)      $    (890)
                                              ==========      ========      =======      ==========       =========

   The accompanying notes are an integral part of these financial statements.

                             YELLOW HILL ENERGY INC
                        (An Exploration Stage Enterprise)
                             Statement of Cash Flows
                           (Expressed in U.S. Dollars)

                                                                Period from
                                                               March 14, 2007
                                                          (Date of inception) to
                                                               April 30, 2007
                                                               --------------
Cash Flows from Operating Activities:
  Net Loss                                                        $(15,890)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
     Impairment of mineral property                                  8,650
     Accounts Payable and Accrued Liabilities                        6,650
                                                                  --------
Net Cash Provided from Operating Activities                           (590)
                                                                  --------
Cash Flows from Investing Activities:
  Mineral property acquisition cost                                 (8,650)
                                                                  --------
Net Cash Used in Investing Activities                               (8,650)
                                                                  --------
Cash Flows from Financing Activities:
  Common Stock issued for cash                                      15,000
                                                                  --------
Net Cash Provided from Financing Activities                         15,000
                                                                  --------

Net Increase in Cash                                                 5,760
                                                                  --------

Cash Balance,  Begin Period                                             --
                                                                  --------

Cash Balance,  End Period                                         $  5,760
                                                                  ========

   The accompanying notes are an integral part of these financial statements.

                             YELLOW HILL ENERGY INC.
                         (AN EXPLORATION STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS


1.  DESCRIPTION  OF  BUSINESS,  HISTORY  AND SUMMARY OF  SIGNIFICANT  ACCOUNTING
POLICIES

DESCRIPTION OF BUSINESS AND HISTORY - Yellow Hill Energy Inc., a Nevada corporation, (hereinafter referred to as the "Company" or "Yellow Hill Energy") was incorporated in the State of Nevada on March 14, 2007. The Company was formed to engage in the acquisition, exploration and development of natural resource properties of merit. The Company acquired mineral claims during the initial period ending April 30, 2007 for $8,650.

The Company's operations have been limited to general administrative operations, initial property staking and investigation, and is considered an Exploration Stage Company in accordance with Statement of Financial Accounting Standards No. 7.

The Company will review and further develop the accounting policies as the business plan is implemented.

The Company is planning to file a form SB-2 Registration Statement in connection with a planned prospectus offering of up to 15,000,000 shares of the Company's common stock at a price of $0.003 per share for gross proceeds of $45,000.

MANAGEMENT OF COMPANY - The Company filed its articles of incorporation with the Nevada Secretary of State on March 14, 2007, indicating Sandra L. Miller on behalf of Resident Agents of Nevada, Inc. as the sole incorporator. The initial list of officers filed with the Nevada Secretary of State on April 13, 2007, indicates Craig T. Lindsay as the President and Treasurer; and Sean Mitchell as Secretary and Director.

GOING CONCERN - The Company has incurred net losses of approximately $15,890 for the period from March 14, 2007 (Date of Inception) through April 30, 2007 and has commenced limited operations, raising substantial doubt about the Company's ability to continue as a going concern. The Company will seek additional sources of capital through the issuance of debt or equity financing, but there can be no assurance the Company will be successful in accomplishing its objectives.

The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Company's plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

YEAR END - The Company's year end is April 30, with its initial period being from March 14, 2007 to April 30, 2007.

                             YELLOW HILL ENERGY INC.
                         (AN EXPLORATION STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS


1. DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

USE OF ESTIMATES - The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the reporting period. Actual results could differ from those estimates.

INCOME TAXES - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Management feels the Company will have a net operating loss carryover to be used for future years. The Company has recorded a valuation allowance for the full potential tax benefit of the operating loss carryovers due to the uncertainty regarding realization.

NET LOSS PER COMMON SHARE - The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share ("SFAS 128") and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under the provisions of SFAS 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is anti-dilutive. For the period from March 14, 2007 (Date of Inception) through April 30, 2007, the Company had no potentially dilutive securities.

STOCK-BASED COMPENSATION - The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

LONG-LIVED ASSETS - In accordance with Financial Accounting Standards Board ("FASB") SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

                             YELLOW HILL ENERGY INC.
                         (AN EXPLORATION STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS


1. DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

MINERAL PROPERTY COSTS - The Company has been in the exploration stage since its inception on March 14, 2007 and has not yet realized any revenues from its planned operations, being the acquisition and exploration of mining properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized when incurred using the guidance in EITF 04-02, "Whether Mineral Rights Are Tangible or Intangible Assets". The Company assesses the carrying costs for impairment under SFAS No. 144, "Accounting for Impairment or Disposal of Long Lived Assets" at each fiscal quarter end. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

NEW ACCOUNTING PRONOUNCEMENTS - In February 2006, the FASB issued Statement of Financial Accounting Standards No. 155, Accounting for Certain Hybrid Financial Instruments ("SFAS No. 155"), which amends Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS No. 133") and Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities ("SFAS No. 140"). SFAS No. 155 permits fair value measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or hybrid financial instruments containing embedded derivatives. We do not expect the adoption of SFAS 155 to have a material impact on the company's financial position, results of operations or cash flows.

In March 2006, the FASB issued Statement of Financial Accounting Standards No. 156, Accounting for Servicing of Financial Assets ("SFAS No. 156"), which amends FASB Statement No. 140 ("SFAS No. 140"). SFAS 156 may be adopted as early as January 1, 2006, for calendar year-end entities, provided that no interim financial statements have been issued. Those not choosing to early adopt are required to apply the provisions as of the beginning of the first fiscal year after September 15, 2006. The intention of the new statement is to simplify accounting for separately recognized servicing assets and liabilities, such as those common with mortgage securitization activities, as well as to simplify efforts to obtain hedge-like accounting. Specifically, FAS No. 156 permits a service using derivative financial instruments to report both the derivative financial instrument and related servicing asset or liability by using a consistent measurement attribute, or fair value. We do not expect the adoption of SFAS 155 to have a material impact on the Company's financial position, results of operations or cash flows.

                             YELLOW HILL ENERGY INC.
                         (AN EXPLORATION STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS


2. PROPERTY AND EQUIPMENT

As of April 30, 2007, the Company does not own any property and/or equipment.

3. STOCKHOLDER'S EQUITY

The Company has 75,000,000 shares authorized with a par value of $0.001 per share.

A total of 15,000,000 shares of the Company's common stock were issued to the sole director of the Company pursuant to a stock subscription agreement at $0.001 per share for total proceeds of $15,000.

4. RELATED PARTY TRANSACTIONS

Craig T. Lindsay, Director, President and Treasurer; and Sean Mitchell, Director, and Secretary of the Company will not be paid for any underwriting services that they perform on behalf of the Company with respect to the Company's upcoming SB-2 prospectus offering.

As of April 30, 2007 there are no other related party transactions between the Company and any officers other than those mentioned above.

5. STOCK OPTIONS

As of April 30, 2007, the Company does not have any stock options outstanding, nor does it have any written or verbal agreements for the issuance or distribution of stock options at any point in the future.

7. LITIGATION

As of April 30, 2007, the Company is not aware of any current or pending litigation which may affect the Company's operations.

8. SUBSEQUENT EVENTS

The Company expects to file an SB-2 registration statement on May 31, 2007 with the Securities and Exchange Commission in order to raise an aggregate amount of $45,000 from the sale of 15,000,000 common shares at $0.003 per share.

                      Dealer Prospectus Delivery Obligation

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


INDEMNIFICATION OF DIRECTORS AND OFFICERS

Yellow Hill Energy's By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

"1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     a.   By the stockholders;

     b. By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     c. If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

     d. If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     a. Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     b. Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     c. The Articles of Incorporation provides that "the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time."

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling Yellow Hill Energy, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the offering are denoted below. Please note all amounts are estimates other than the Commission's registration fee.

     Securities and Exchange Commission registration fee          $    2
     Accounting fees and expenses                                 $2,500
     Legal fees                                                   $2,500
     Preparation and EDGAR conversion fees                        $1,200
     Transfer Agent fees                                          $  600
     Printing                                                     $  198
                                                                  ------
     Total                                                        $7,000
                                                                  ======

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On April 27, 2007, a total of 15,000,000 shares of common stock were issued in exchange for $15,000 US, or $.001 per share. These securities were issued to the officers and directors of the company.

                                    EXHIBITS

Exhibit 3.1   Articles of Incorporation
Exhibit 3.2   Bylaws
Exhibit 5     Opinion re: Legality
Exhibit 23.1  Consent of counsel
Exhibit 23.2  Consent of independent auditor
Exhibit 23.3  Consent of professional geologist (See Appendix A to Exhibit 99.2)
Exhibit 99.1  Subscription Agreement
Exhibit 99.2  Geology Report

                                  UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement ; and
     (iii) Include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to

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     the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

     (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. PROVIDED, HOWEVER, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

For determining any liability under the Securities Act, we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

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For determining any liability under the Securities Act, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Vancouver BC, on June 5, 2007.

                                    Yellow Hill Energy Inc.


                                        /s/ Craig Lindsay
                                        ----------------------------------------
                                    By: Craig Lindsay
                                        (Principal Executive Officer & Director)


                                        /s/ Sean Mitchell
                                        ----------------------------------------
                                    By: Sean Mitchell
                                        (Secretary & Director)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacities and date stated.


/s/ Craig Lindsay                                               June 5, 2007
-------------------------------------                           ------------
Craig Lindsay, President & Director                                 Date
(Principal Executive Officer, Principal Financial Officer,
Principal Accounting Officer)


/s/ Sean Mitchell                                               June 5, 2007
-------------------------------------                           ------------
Sean Mitchell, Secretary & Director                                 Date

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